Exhibit 10aj-1

ROGERS CORPORATION
2005 EQUITY COMPENSATION PLAN

First Amendment

Pursuant to the powers and procedures for amendment of the Rogers Corporation 2005 Equity Compensation Plan (the “2005 Plan”), described in Section 15 of the 2005 Plan, the Board of Directors of Rogers Corporation (the “Company”) hereby amends the 2005 Plan, as follows:

1.	Effective January 1, 2007, Section 6(a)(i) is amended by replacing the phrase “shall be granted” with the phrase “shall have the right to elect to receive”.

2.	Except as so amended, the 2005 Plan in all other respects is hereby confirmed.

IN WITNESS WHEREOF, the Board has caused this First Amendment to the 2005 Plan to be duly executed on this 25th day of August, 2006.

ROGERS CORPORATION

By: /s/ Robert M. Soffer
Robert M. Soffer
Vice President, Treasurer and Secretary